Exhibit 10.5

Sysco Protective Covenants Agreement (RSU Grant)

WHEREAS, Company seeks to retain Employee in a position of special trust and confidence and award Employee certain Restricted Stock Units, and Employee wishes to accept such long term incentives; and the parties seek to protect Company’s Confidential Information (as defined below), inventions and discoveries, specialized training, and its customer relationships and other goodwill; the parties agree as follows:

SECTION 1.  Benefits and Responsibilities of Employment.

1.1Position of Trust.  Because Employee has been placed into a position of trust and confidence, Company will provide Employee with one or more of the following: (a) portions of the Company’s Confidential Information (through a computer password or other means) and/or updates thereto; (b) authorization to communicate with customers and prospective customers, and reimbursement of customer development expenses in accordance with Company policy limits, to help Employee develop goodwill for Company; (c) authorization to participate in specialized training related to Company’s business and customers; and/or (d) certain long term incentives granted for purposes of rewarding and retaining Employee.  Company agrees to provide Employee these items in exchange for and in reliance upon Employee’s promise to abide by the restrictions in this Agreement.

1.2Duty of Loyalty and Conflicts of Interest.    During employment Employee will dedicate all of his or her working time to the Company and use best efforts to perform the duties assigned, remain loyal, comply with Company policies and procedures, and avoid conflicts of interest. It shall be considered a conflict of interest for Employee to knowingly assist or take steps to form or further a competing business enterprise while employed with the Company.  Employee will promptly inform the Company of any business opportunities related to the Company’s lines of business that Employee becomes aware of during employment, and any such opportunities shall be considered the intellectual property of the Company whether pursued by the Company or not.

SECTION 2.    Confidentiality and Business Interests.

2.1 Definition of Confidential Information. “Confidential Information” refers to an item of information, or a compilation of information, in any form (tangible or intangible), related to the Company’s business that Company has not made public or authorized public disclosure of, and that is not generally known to the public or to other persons who might obtain value or competitive advantage from its disclosure or use.  Confidential Information will not lose its protected status under this Agreement if it becomes generally known to the public or to other persons through improper means such as the unauthorized use or disclosure of the information by Employee or another person. Confidential Information includes, but is not limited to: (a) Company’s business plans and analysis, customer and prospect lists, marketing plans and strategies, research and development data, buying practices, human resource information and personnel files, financial data, operational data, methods, techniques, technical data, know-how, innovations, computer programs, un-patented inventions, and trade secrets; and (b) information about the business affairs of third parties (including, but not limited to, clients and acquisition targets) that such third parties provide to Company in confidence.  Confidential Information will include trade secrets, but an item of Confidential Information need not qualify as a trade secret to be protected by this Agreement.  Company’s confidential exchange of information with a third party for business purposes will not remove it from protection under this Agreement.  Employee acknowledges that items of Confidential Information are Company’s valuable assets and have economic value, actual or potential, because they are not generally known by the public or others who could use them to their own economic benefit and/or to the competitive disadvantage of the Company, and thus, should be treated as Company’s trade secrets.

2.2.   Unauthorized Use or Disclosure.  Employee agrees he or she will not engage in any unauthorized use or disclosure of Confidential Information (as defined above), or knowingly use Confidential Information to harm or compromise the interests of the Company.  The foregoing restriction will apply throughout Employee’s employment and thereafter for so long as the information at issue continues to qualify as a trade secret or Confidential Information as defined above. Employee understands this means he or she may not use or disclose Confidential Information in any manner that is not within the course and scope of employment with the Company and undertaken for the benefit of the Company; provided, however, that nothing herein is intended to prohibit a disclosure that is compelled by law (such as by a court order or valid subpoena).  If Employee believes a disclosure of Confidential Information is compelled by law, Employee will give Company as much written notice as possible under the circumstances, will refrain from use or disclosure for as long as the law allows, and will cooperate with Company to protect such information, including taking every reasonable step to protect against unnecessary disclosure.

2.3.  Employee Recordkeeping and Computer Use.  Employee agrees to use the authorizations, Confidential Information, and other benefits of his or her employment to further the business interests of the Company.  Employee agrees to preserve and not destroy records on current and prospective Company customers, suppliers, and other business relationships that he or she develops or helps to develop, and not use these records in any way, directly or indirectly, to harm Company’s business.  When Employee terminates employment with Company, or earlier if so requested, he or she will return to Company all documents, records, and materials of any kind in his or her possession or under his or her control, incorporating Confidential Information or otherwise, relating to Company’s business, and any copies thereof (electronic or otherwise).  Employee agrees not to use the Company’s computers, servers, email systems, or other electronic communication or storage devices for personal gain, to compete or prepare to compete, or to otherwise knowingly compromise a business interest of the Company; any activity in violation of this provision shall be considered unauthorized use harmful to the Company’s business systems.

SECTION 3.  Protective Covenants.  Employee agrees that the following covenants are, (i) ancillary to the other enforceable agreements contained in the Agreement and (ii) reasonable and necessary to protect the Company’s legitimate business interests.

3.1.Definitions Related to Protective Covenants.

(a).“Covered Customer” is a Company customer (person or entity) Employee was involved in business-related contact or dealings with in the two (2) year period preceding the end of Employee’s employment with the Company or such shorter period as the Employee may have been employed (the “Look Back Period”).  A customer is understood to include a person or entity with whom the Company is doing business, negotiating to do business, or actively pursuing a business relationship.

(b)“Conflicting Product or Service” is a product and/or service that would displace or compete with any product or service of the Company that Employee was involved in or was provided Confidential Information about during the Look Back Period (which is presumed to be all products and services of the Company during the Look Back Period due to the nature of Employee’s position unless employee can show otherwise by clear and convincing evidence).  This includes, without limitation, products and services under development by the Company during the Look Back Period.  Some examples of conflicting produces or services would be the manufacturing, distribution and/or sale of the food or related nonfood products (including, without limitation, paper products, such as disposable napkins, plates and cups, tableware, such as china and silverware, restaurant and kitchen equipment and supplies, medical and surgical supplies, cleaning supplies, and personal care guest amenities, housekeeping supplies, room accessories and hotel and motel textiles) distributed by the Company and/or its operating companies during the Look Back Period to restaurants, healthcare and educational facilities, lodging establishments or other similar customers of the Company.

(c)“Competitor” means any person or entity, or division or subsidiary of an entity, that engages in the same line of business as the Company (a line of business that involves providing a Conflicting Product or Service or service to customers or prospective customers of the Company).

(d)“Restricted Territory” means the geographic area where Employee has regularly engaged in business activities for the Company in person, by phone, or through correspondence during the Look Back Period

3.2Restriction on Interfering with Employee Relationships.  Employee agrees that for a period of one year following the end of Employee's employment with Company, Employee will not knowingly: solicit, induce or encourage an employee of the Company to leave the Company (regardless of who first initiates the communication); help identify or evaluate Company employees for recruitment away from the Company; or, help any person or entity hire an employee away from Company.

3.3.  Restriction on Interfering with Customer Relationships.  Employee agrees that for a period of one year following the end of Employee's employment with Company, Employee will not, in person or through others, solicit or communicate (regardless of who initiates the communication) with a Covered Customer to induce or encourage the Covered Customer to: stop or reduce doing business with Company; or, to buy or refer persons to a Conflicting Product or Service.  The parties agree this restriction is inherently reasonable in its geography because it is limited to the places or locations where the Covered Customer is doing business at the time.

3.4.Restriction on Unfair Competition.  Employee agrees that for a period of one year following the end of Employee's employment with Company, Employee will not:  accept a job that involves, participate in, provide, supervise, or manage (as an employee, consultant, contractor, officer, owner, director, or otherwise) any activities or services for a Competitor that are the same as, or similar in function or purpose to, those Employee performed or participated in during the Look Back Period on behalf of the Company.  This restriction is limited to assisting in the business activities of a Competitor within the Restricted Territory.    This Paragraph is not intended to prohibit: (i) activities on behalf of an independently operated subsidiary, division, or unit of a diversified corporation or similar business that has common ownership with a Competitor so long as the business of the independently operated business unit does not involve a Conflicting Product or Service; or, (ii) a passive and non-controlling ownership interest in a Competitor through ownership of less than 2% of the stock in a publicly traded company.

3.5.Survival of Restrictions.  Before accepting new employment, Employee will advise the prospective future employer of the restrictions in this Agreement.  Employee agrees that the Company may also advise a future employer or prospective employer of this Agreement and the Company’s position on the potential application of this Agreement to Employee.  Agreement’s post-employment obligations will survive the termination of Employee's employment with Company, regardless of the cause of the termination.  If Employee violates one of the post-employment restrictions in this Agreement on which there is a specific time limitation, the time period for that restriction will be extended by one day for each day Employee violates it, up to a maximum extension of time that equals the originally proscribed period of time, so as to give Company the full benefit of the bargained-for length of forbearance and no more. If a court finds any of the Agreement’s restrictions unenforceable as written, it is the intention of the parties that the Court revise or reduce the restriction (for the jurisdiction covered by that court only) so as to make it enforceable to protect Company’s interests to the maximum extent legally allowed within that jurisdiction.  If Employee becomes employed with or provides services or assistance to a parent or affiliate entity of the Company without signing a new agreement, the parent or affiliate will be considered a third party beneficiary of the this Agreement and shall entitled to the same protections and enforcement rights as the Company under this Agreement.

Section 4.  Special Remedies.  If Employee breaches or threatens to breach any of the restrictions or related obligations in this Agreement, the Company may recover: (i)

an order of specific performance or declaratory relief; (ii) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction; (iii) damages; (iv) attorney's fees and costs incurred in obtaining relief; and (v) any other legal or equitable relief or remedy allowed by law.  The parties agree that One Thousand Dollars ($1,000.00) shall be a reasonable amount of the bond to be posted if an injunction is sought by Company to enforce this Agreement and a bond is required.

SECTION 5.  Severability, Waiver, Modification, Assignment, Governing Law, Voluntariness.  It is the intention of the parties that if any provision of the Agreement is determined by a court of competent jurisdiction to be void, illegal or unenforceable, in whole or in part, all other provisions will remain in full force and effect, as if the void, illegal, or unenforceable provision is not part of the Agreement.  If either party waives his, her, or its right to pursue a claim for the other’s breach of any provision of the Agreement, the waiver will not extinguish that party’s right to pursue a claim for a subsequent breach.  Except where otherwise expressly indicated, the Agreement contains the parties’ entire agreement concerning the matters covered in it.  The Agreement may not be waived, modified, altered or amended except by written agreement of all parties or by court order. The Agreement will automatically inure to the benefit of Company’s successors, assigns, and merged entities, as well as the Company’s affiliates, subsidiaries, and parent(s); and, this Agreement may be enforced by any one or more of the foregoing, without need of any further authorization or agreement from Employee.  Subject to the arbitration obligations provided for below, Employee consents to and agrees to the personal jurisdiction of the Courts located in Texas over him or her, and waives his or her right to objection to the contrary.  The laws of the State of Texas will govern the Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties, regardless of any conflicts of law principles of any state that may be to the contrary.  Subject to the arbitration obligations provided for below, the exclusive forum and venue for any legal action arising from this Agreement that can be pursued in a court of law will be a court of competent jurisdiction in Houston, Texas, and Employee consents to the personal jurisdiction of such a court over him or her; provided, however, that if despite Employee’s express consent herein it is found that no court in Houston, Texas has personal jurisdiction over Employee, venue will be proper in the state where Employee last regularly worked for the Company.  Employee agrees to the restrictions contained herein voluntarily and not as a result of coercion, duress, or undue influence.  Employee has read and fully understands this Agreement and has had an opportunity to consult with an attorney before executing this agreement.

SECTION 6.  Arbitration and Jury Trial Waiver.  The parties agree to arbitrate any and all claims arising from this Agreement or the enforcement of it in accordance with the commercial dispute resolution rules of the American Arbitration Association (AAA); provided, however, that either party may pursue temporary injunctive relief to secure specific performance of any restriction provided for in this Agreement until such time as any issues of final relief can be decided through an arbitration, and provided that the parties agree to pursue relief in an individual capacity only and not as part of a class or collective action in any form.  The parties hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement.

Section 7.    Resolution for Incumbent Employee.  Employee has received Confidential Information, specialized training and/or business goodwill with customers through paid employment with the Company with the understanding that this was for the benefit of the Company.  Due to the position of trust and confidence held by Employee some post-employment activities would by their nature deprive the Company of the benefit of its Confidential Information and other investments in Employee and cause irreparable harm which justifies post-employment restrictions.  However, the nature and scope of the post-employment restrictions that are reasonable and necessary to balance the parties interests is an unresolved matter between the parties.  Accordingly, an important purpose of this Agreement is to fully settle and resolve such uncertainties and provide a set of predictable boundaries upon which the parties may rely to avoid future disputes.  Thus, this Agreement will be enforced subject to public policies favoring settlement or resolution agreements.

SECTION 8.    Miscellaneous.  Nothing in this Agreement will be construed to create a contract of employment for a definite period of time or to prohibit either party from having the freedom to end the employment relationship at-will, with or without cause. The parties hereto have expressly requested that this Agreement, all documents incorporated therein by reference, any notices or other documents to be given under such Agreement, and other documents related thereto be drawn up in the English language.  Les parties aux présentes ont expressément exigé que la présente convention et tous les documents qui y sont incorporés par renvoi, ainsi que tout avis donné en vertu de ladite convention ou tout autre document qui s’y rapporte, soient rédigés en anglais.